Exhibit 32

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Turbine Truck Engines, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-QSB of the Company for the 3 month period ended March 31, 2006, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 12, 2006

By:	/s/ Michael Rouse
Chief Executive Officer & Chairman of the Board (Principal Executive Officer and Principal Financial Officer)